EXHIBIT 99.1

The Trade Desk Reports First Quarter Financial Results

LOS ANGELES, May 10, 2018 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ:TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2018.

“The programmatic revolution continues to gain momentum. In the first quarter we surpassed even our own expectations. A steady stream of new brands and agencies joined our platform; we won additional spend from existing customers; and we developed closer relationships with the biggest brands in the world.  For the quarter, revenue was $85.7 million, up 61% from a year ago and adjusted EBITDA increased 202% to $18.9 million,” said Founder and CEO of The Trade Desk, Jeff Green. “International growth was again exceptional.  Much of our growth came in channels key to our business such as Mobile, Video, Connected TV, and Audio. Data spend in the month of March spiked to an all-time record. We continue to invest in technology infrastructure, product development, and international expansion.  These areas of investment are critical to gaining additional market share. We expect the investments we are making now will help drive our next wave of growth in the coming years.”

First Quarter 2018 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended March 31, 2018 and 2017 ($ in millions, except per share amounts):

	Three Months Ended
	March 31,
	2018	2017
GAAP Results
Revenue	$85.7	$53.4
Increase in revenue year over year	61%	76%
Net Income	$9.1	$4.9
Diluted EPS	$0.20	$0.11

Non-GAAP Results
Adjusted EBITDA	$18.9	$6.3
Adjusted EBITDA Margin	22%	12%
Non-GAAP Net Income	$15.3	$7.8
Non-GAAP Diluted EPS	$0.34	$0.18

First Quarter and Recent Business Highlights Include:

  Continued Omnichannel Growth: Omnichannel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying.  Specific channel highlights include:
  -- Total Mobile (in-app, video, and web) grew 95% from Q12017 to Q12018 and increased to 42% of gross spend for the quarter highlighting the growing scale and importance of this channel to advertisers
  -- Mobile Video grew nearly 160% from Q12017 to Q12018
  -- Mobile In-App grew nearly 110% from Q12017 to Q12018
  Newer Channels Delivering Growth: Two of our newest and most promising channels, Connected TV and audio grew multiples faster than The Trade Desk’s larger and more mature channels:
  -- Connected TV grew over 2,000% from Q12017 to Q12018
  -- Audio grew over 650% from Q12017 to Q12018
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 17 quarters.
  New Products and Features: During the quarter, The Trade Desk released many new product features and enhancements to its platform including:
  -- Integration with On-Target Percentage (OTP) metrics in the Connected TV environment on Campaign and Ad Group dashboards, bringing valuable insights front and center when optimizing to an OTP goal.
  -- Updates to Audience Predictor which enhance lookalike modeling tools to find and target undiscovered audiences based upon first-party data.  Recent improvements include improved sampling rates, faster audience creations, inclusion of CPM segments, percent-of-media segments, and the ability to exclude audiences.
  Best Places to Work: The Trade Desk ranked as one of the best places to work on Glassdoor’s Best Software Companies to Work for in 2018 list.

Second Quarter and Revised Full Year 2018 Outlook:

Mr. Green added: “In 2018, we are off to a great start. The biggest brands in the world continue to shift their advertising spending to programmatic through our platform. As a result, we are raising our 2018 revenue guidance to be at least $433 million. At the same time, we are continuing to make large investments in areas critical to our future. We now expect our adjusted EBITDA to be $133 million for 2018. The secular tailwind of programmatic is strong. Our focus is on gaining share and revenue growth as this will ultimately maximize profitability over the long-term.”

The Trade Desk is providing its financial targets for the second quarter of 2018 and revised targets for its fiscal year 2018. The Company’s financial targets are as follows:

Second Quarter 2018:

  Revenue of $103 million
  Adjusted EBITDA of $30 million

Full Year 2018

  Revenue of at least $433 million
  Adjusted EBITDA of $133 million or about 30.5% of revenue

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges for depreciation and amortization, stock-based compensation, interest expense, net, and secondary offering costs. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% and 40% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS for the three months ended March 31, 2018 and 2017, respectively. Since the other excluded charges are non-taxable, a tax effect for those charges was not included. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

First Quarter 2018 Results Webcast and Conference Call Details

  When: May 10, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/.  Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782.  For callers outside the United States, please dial 1-201-689-8567.  Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available beginning about two hours after the call.  To listen to the replay in the United States, please dial 877-481-4010 (replay code: 28222).  Outside the United States, please dial 1-919-882-2331 (replay code: 28222). The audio replay will be available via telephone until May 17, 2018.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and, social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, and LinkedIn.

Forward-Looking Statements:
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA.  When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

Contact
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Elizabeth Hess
Account Director, 5WPR
ehess@5wpr.com
212-584-4289

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$85,668	$53,352
Operating expenses:
Platform operations	22,897	12,549
Sales and marketing	16,030	12,476
Technology and development	17,701	10,461
General and administrative	19,110	15,930
Total operating expenses	75,738	51,416
Income from operations	9,930	1,936
Total other expense, net	700	792
Income before income taxes	9,230	1,144
Provision for (benefit from) income taxes	160	(3,765)
Net income	$9,070	$4,909
Earnings per share:
Basic	$0.22	$0.13
Diluted	$0.20	$0.11
Weighted average shares outstanding:
Basic	41,629	39,167
Diluted	44,543	43,557

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Platform operations	$796	$229
Sales and marketing	1,965	539
Technology and development	2,358	665
General and administrative	2,164	889
Total	$7,283	$2,322

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$138,952	$155,950
Accounts receivable, net	556,733	599,565
Prepaid expenses and other current assets	10,837	10,298
Total current assets	706,522	765,813
Property and equipment, net	18,046	17,405
Deferred income taxes	3,359	3,359
Other assets, non-current	11,129	10,587
Total assets	$739,056	$797,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$440,684	$490,377
Accrued expenses and other current liabilities	29,057	28,155
Total current liabilities	469,741	518,532
Debt, net	—	27,000
Other liabilities, non-current	6,384	6,049
Total liabilities	476,125	551,581

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	217,881	209,603
Retained earnings	45,050	35,980
Total stockholders' equity	262,931	245,583
Total liabilities and stockholders' equity	$739,056	$797,164

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
OPERATING ACTIVITIES:
Net income	$9,070	$4,909
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,251	1,493
Stock-based compensation	7,283	2,322
Bad debt expense	369	3,347
Other	(10)	(274)
Changes in operating assets and liabilities:
Accounts receivable	42,387	59,190
Prepaid expenses and other assets	(775)	(5,017)
Accounts payable	(49,698)	(87,940)
Accrued expenses and other liabilities	930	(770)
Net cash provided by (used in) operating activities	11,807	(22,740)
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,798)	(3,602)
Capitalized software development costs	(858)	(647)
Net cash used in investing activities	(2,656)	(4,249)
FINANCING ACTIVITIES:
Repayment on line of credit	(27,000)	—
Payment of financing obligations	—	(113)
Proceeds from exercise of stock options	1,212	275
Taxes paid related to net settlement of restricted stock awards	(361)	—
Net cash provided by (used in) financing activities	(26,149)	162
Decrease in cash and cash equivalents	(16,998)	(26,827)
Cash and cash equivalents—Beginning of period	155,950	133,400
Cash and cash equivalents—End of period	$138,952	$106,573

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended
	March 31,
	2018	2017

Net income	$9,070	$4,909
Add back:
Depreciation and amortization expense	2,251	1,493
Stock-based compensation expense	7,283	2,322
Interest expense, net	156	364
Secondary offering costs	—	940
Provision for (benefit from) income taxes	160	(3,765)
Adjusted EBITDA	$18,920	$6,263

	Three Months Ended
	March 31,
	2018	2017
GAAP net income	$9,070	$4,909
Add back (deduct):
Stock-based compensation expense	7,283	2,322
Secondary offering costs	—	940
Adjustment for income taxes	(1,026)	(324)
Non-GAAP net income	$15,327	$7,847

GAAP diluted EPS	$0.20	$0.11
Non-GAAP diluted EPS	$0.34	$0.18

Weighted average shares outstanding—diluted	44,543	43,557